Exhibit 10.1

AMENDMENT TO MASTER LEASING AGREEMENT

THIS AMENDMENT TO MASTER LEASING AGREEMENT (this “Amendment”) is made as of June 14, 2022 (the “Amendment Effective Date”) by and between Apartment Income REIT, L.P., a Delaware limited partnership (formerly known as AIMCO Properties, L.P.) (“AIR”), and Aimco Development Company, LLC, a Delaware limited liability company (“DevCo”). AIR and DevCo may be referred to herein each individually as a “Party” and collectively as the “Parties”.

RECITALS

A. AIR and DevCo have entered into that certain Master Leasing Agreement, dated as of December 15, 2020, with respect to the leasing of certain real property, including the land and any improvements located thereon as further described therein (as amended from time to time, the “Master Leasing Agreement”).

B. AIR and DevCo desire to amend certain terms of the Master Leasing Agreement as more particularly set forth in this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Master Leasing Agreement.
2.
Right of First Offer. Effective as of the Amendment Effective Date, the Master Leasing Agreement is hereby amended in the following respects:

(a) Section 1 of the Master Leasing Agreement is hereby amended to insert the following provisions in the appropriate alphabetical order:

“Acceptance Period”: As defined in Section 11(a)(iv).

“Acquisition Right”: As defined in Section 10(a).

“Exchange Designation”: As defined in Section 10(a).

“Exchange Transaction”: To the extent a ROFO Property is eligible for a like-kind exchange pursuant to Section 1031 of the Code (or a successor provision), a like-kind exchange pursuant to Section 1031 of the Code (or a successor provision), and, to the extent a ROFO Property is not eligible for a like-kind exchange under Section 1031 of the Code (or a successor provision), an exchange of such ROFO Property for a replacement property designated by DevCo.

“Exchange Property”: As defined in Section 10(a).

“Offer Period”: As defined in Section 11(a)(iii).

“Permitted Sale Period”: As defined in Section 11(a)(iv).

“Reinstated ROFO Property”: As defined in Section 10(a).

“Reinstated ROFO Property Notice”: As defined in Section 10(a).

“Reinstated ROFO Purchase Price”: An amount equal to one hundred one percent (101%) of the sum of (i) the contract price which DevCo paid to the third party seller of such Reinstated ROFO Property and, (ii) except as expressly provided herein, the amount of DevCo’s reasonable actual out-of-pocket costs and expenses incurred in connection with its acquisition of such Reinstated ROFO Property (including, without limitation, all costs relating to the negotiation of the contract to acquire such Reinstated ROFO Property, the inspection of and due diligence performed in connection with such Reinstated ROFO Property, and any third party broker fees and any other costs typically payable by a purchaser of real property), but expressly excluding all costs and expenses incurred in connection with the contemplated Exchange Transaction with respect to such Reinstated ROFO Property.

“Replacement Property”: As defined in Section 10(a).

“ROFO/Stabilized ROFO Closing”: As defined in Section 11(b).

“Stabilized ROFO”: As defined in Section 11(a).

“Stabilized ROFO Notice”: As defined in Section 11(a)(ii).

“Stabilized ROFO Offer”: As defined in Section 11(a)(iii).

“Stabilized ROFO Property”: Any real property owned by DevCo or any of its Subsidiaries (i) that was originally acquired by DevCo or its Subsidiaries after the Effective Date (ii) that had not achieved Stabilization as of such acquisition date but has subsequently achieved Stabilization and (iii) that DevCo or its applicable Subsidiary desires to directly or indirectly sell or otherwise transfer (directly by deed or indirectly by equity interests in any entity that directly or indirectly owns or controls such property) within twelve (12) months following the date on which Stabilization has been achieved.

(b) Section 10(a) of the Master Leasing Agreement is hereby amended to delete the second sentence thereof in its entirety and replace it with the following sentences in lieu thereof:

“No ROFO will apply to any such transfers in respect of any right, title or interest in, to or under, or any rights to acquire, (i) the Parkmerced Loan, (ii) the Parkmerced Option Agreement, (iii) any ownership interest in Parkmerced Investors, LLC, a Delaware limited liability company, (iv) the Seed Properties, (v) the Contributed

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Properties, (vi) any property that has not yet achieved Stabilization at the time of DevCo’s initial investment or (vii) any ROFO Property that has been designated by DevCo, in good faith, for use in connection with, or as part of, an Exchange Transaction (such designated ROFO Property, an “Exchange Property”). In addition, no ROFO will apply to the acquisition by DevCo or any of its Subsidiaries or affiliates of additional ownership interests in any real property (directly by deed or indirectly by equity interests in any entity that directly or indirectly owns or controls any such property) that is owned by DevCo or any of its Subsidiaries. In the event DevCo intends to acquire any ROFO Property that it intends to use as a replacement property in an Exchange Transaction (“Replacement Property”), DevCo will send AIR a ROFO Notice (as defined below) detailing the material terms of the intended acquisition of such ROFO Property (including the contract price and closing date) and the intent to identify such ROFO Property as a Replacement Property (an “Exchange Designation”). At any time that DevCo determines that the Exchange Property will not be used as Replacement Property, then such Exchange Property shall immediately cease to be an Exchange Property and the ROFO will be reinstated in accordance with the terms hereof, and DevCo shall accordingly be required to notify AIR of such determination. In the event that DevCo and/or any of its Subsidiaries acquires the Exchange Property but does not complete a valid Exchange Transaction, then such Exchange Property shall immediately cease to be an Exchange Property and shall instead constitute a “Reinstated ROFO Property” and DevCo shall send written notice of such event to AIR, which notice shall detail the material terms of the Reinstated ROFO Property (including the prior contract price) (a “Reinstated ROFO Property Notice”). Upon receipt of the Reinstated ROFO Property Notice, AIR shall have thirty (30) days to notify DevCo in writing whether or not it intends to acquire the Reinstated ROFO Property from DevCo or its applicable Subsidiary in accordance with the terms and conditions set forth in this Agreement (an “Acquisition Right”). If AIR timely delivers a written notice to DevCo that it intends to exercise its Acquisition Right and proceed with the acquisition of the Reinstated ROFO Property, the Parties shall close on such acquisition pursuant to a purchase and sale agreement, which shall be in the form attached to the form of Standard Lease (which is attached hereto as Exhibit A), and AIR shall pay to DevCo the Reinstated ROFO Purchase Price. The Parties shall apply the closing mechanics set forth in Section 10(b) of this Agreement as if the Reinstated ROFO Property were a ROFO Property, for such purposes.”

3.
Purchase Option. Effective as of the Amendment Effective Date, the Master Leasing Agreement is hereby amended in the following respects:
(a)
Section 1 of the Master Leasing Agreement is hereby amended to delete the following defined terms in their entirety (and any and all references to such defined terms in the Master Leasing Agreement shall be deleted and have no further force or effect): “Option”; “Option Exercise Period”; “Option Notice”; and “Option Property.”

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(b)
Section 1 of the Master Leasing Agreement is hereby amended to delete the reference to “Option” in the definition of “ROFO/Option Closing” as set forth therein.
4.
Right of First Offer on Stabilized ROFO Properties. Effective as of the Amendment Effective Date, Section 11 of the Master Leasing Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“11. Right of First Offer on Stabilized ROFO Properties.

(a) Exercise of Stabilized ROFO. So long as this Agreement is still in full force and effect, AIR shall have a right of first offer (a “Stabilized ROFO”) to acquire any Stabilized ROFO Property subject to the terms of this Section 11.

(i) Notwithstanding anything to the contrary contained herein, AIR’s ability to exercise the Stabilized ROFO shall at all times be subject and subordinate to any existing consent rights, purchase rights, rights of first offer or other similar rights held by third parties. In addition, the Stabilized ROFO shall not apply to any sale or other transfer, directly or indirectly, of such Stabilized ROFO Property in connection with any Excluded Transaction or in connection with the acquisition of additional ownership interests in any Stabilized ROFO Property (directly by deed or indirectly by equity interests in any entity that directly or indirectly owns or controls any such Stabilized ROFO Property) by DevCo or any of its Subsidiaries or affiliates.

(ii) If DevCo or its applicable Subsidiary desires to directly or indirectly sell or otherwise transfer (directly by deed or indirectly by equity interests in any entity that directly or indirectly owns or controls such property) any Stabilized ROFO Property within twelve (12) months following the date on which Stabilization has been achieved, DevCo shall send AIR a written notice (the “Stabilized ROFO Notice”) advising AIR of such intention.

(iii) Upon receipt of the Stabilized ROFO Notice, AIR will have thirty (30) days (the “Offer Period”) to deliver a written offer to DevCo (the “Stabilized ROFO Offer”) to purchase the Stabilized ROFO Property. The Stabilized ROFO Offer shall describe with reasonable particularity the material economic and business terms thereof, including the proposed purchase price for such Stabilized ROFO Property, and such other material information and terms as are reasonably necessary for DevCo to evaluate the proposed acquisition of such Stabilized ROFO Property and make an informed decision whether to accept or reject the Stabilized ROFO Offer.

(iv) In the event that AIR makes a Stabilized ROFO Offer, DevCo may accept or reject the Stabilized ROFO Offer, in its sole discretion, for a period of thirty (30) days from and after receipt of the Stabilized ROFO Offer (the “Acceptance Period”). In the event that DevCo does not accept the Stabilized ROFO Offer, for a period of one hundred and eighty (180) days following the earlier of its rejection of such Stabilized ROFO Offer or the expiration of the Acceptance Period without acceptance of such Stabilized ROFO Offer (such 180-day period, the “Permitted Sale Period”), DevCo may, subject to compliance

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with the terms of this Section 11(a), consummate the sale or other transfer of the Stabilized ROFO Property to a third-party at a price not lower than the price specified in the Stabilized ROFO Offer and on terms not more favorable to the third-party transferee than were contained in the Stabilized ROFO Offer.

(v) If, at the end of the Offer Period, AIR has not made an Stabilized ROFO Offer, DevCo may consummate the sale or other transfer of the Stabilized ROFO Property to a third-party at such price and upon such terms as DevCo shall deem appropriate.

(vi) If DevCo does not accept the Stabilized ROFO Offer, then promptly after any sale or transfer of the Stabilized ROFO Property by DevCo or its applicable Subsidiary to a third-party within the Permitted Sale Period, DevCo shall notify AIR of the consummation thereof and shall furnish such evidence of the completion of such sale and of the terms thereof as AIR may reasonably request. If DevCo does not accept the Stabilized ROFO Offer and DevCo or its applicable Subsidiary fail to consummate the sale of the Stabilized ROFO Property to a third-party within the Permitted Sale Period, then neither DevCo nor its applicable Subsidiary shall be permitted to sell or transfer such Stabilized ROFO Property within twelve (12) months following the date on which Stabilization has been achieved for such Stabilized ROFO Property without again fully complying with the provisions of this Section 11(a).

(vii) If AIR makes a Stabilized ROFO Offer and DevCo accepts such Stabilized ROFO Offer within such Acceptance Period, the parties shall proceed with the sale of the Stabilized ROFO Property and shall close on such sale pursuant to a purchase and sale agreement, which shall be based on the form attached to the form of Standard Lease (which is attached hereto as Exhibit A). The Parties shall apply the closing mechanics set forth in Section 10(b) above (as if the Stabilized ROFO Property were a ROFO Property, for such purposes).

(b) ROFO/Stabilized ROFO Tax Allocation. In each event in which AIR exercises a ROFO or a Stabilized ROFO and proceeds to the acquisition of the subject ROFO Property or Stabilized ROFO Property (each, a “ROFO/Stabilized ROFO Closing”), as applicable, AIR shall assume and agree to pay so much of the real estate taxes and other taxes in respect of the applicable ROFO Property or Stabilized ROFO Property related to the applicable ROFO/Stabilized ROFO Closing assessed for and first becoming a lien during the calendar year in which such ROFO/Stabilized ROFO Closing occurs (the “Current Year Taxes”) as shall be allocable to AIR by proration (based upon the number of days in such calendar year on and after such date of the ROFO/Stabilized ROFO Closing). DevCo shall pay or cause to be paid (i) all delinquent real estate taxes as of the date of the applicable ROFO/Stabilized ROFO Closing and (ii) so much of the Current Year Taxes as shall be allocable to DevCo (or its applicable Affiliate) by proration (based upon the number of days in such calendar year prior to the date of the applicable ROFO/Stabilized ROFO Closing). Any Taxes which are payable in the calendar year in which a ROFO/Stabilized ROFO Closing occurs but are not due and payable at the time of such ROFO/Stabilized ROFO Closing and the portion of the Current Year Taxes not assumed by AIR hereunder shall be credited to AIR through a credit against the applicable purchase price at such ROFO/Stabilized ROFO Closing reflected on the applicable closing statement. If the

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Current Year Taxes with respect to any ROFO Property or Stabilized ROFO Property related to the applicable ROFO/Stabilized ROFO Closing have not been set as of the date thereof, the present tax rate and the most recent assessed valuation for the subject property shall be used for the purposes of making the adjustments at such ROFO/Stabilized ROFO Closing under this paragraph and the Parties shall re-prorate within thirty (30) days following receipt of the actual final tax bill. Notwithstanding any of the foregoing to the contrary, DevCo shall have the right to prosecute (with AIR’s reasonable cooperation after the applicable ROFO/Stabilized ROFO Closing, at no expense or liability to AIR) and retain any recovery in connection with any tax appeals or contests with respect to taxes assessed against the subject ROFO Property or Stabilized ROFO Property for tax periods prior to the tax period that includes the applicable date of the ROFO/Stabilized ROFO Closing, provided such recovery action will not result in a deferral of taxes or reassessment against the subject properties that negatively affects AIR.”

5.
Master Lease. Notwithstanding anything to the contrary contained in this Amendment, in the Master Leasing Agreement or in the Standard Lease (attached as Exhibit A to the Master Leasing Agreement), from and after the Amendment Effective Date, the Parties shall endeavor in good faith to identify potential modifications to the Standard Lease to mitigate market risk and point-in-time risk.
6.
Miscellaneous.
(a)
Full Force and Effect. Except as modified by this Amendment, all of the terms, conditions and provisions of the Master Leasing Agreement and amendments thereto shall remain in full force and effect and are hereby ratified and confirmed. The term “Agreement,” as used in the Master Leasing Agreement, shall mean the Master Leasing Agreement, as amended by that certain Amendment to Master Leasing Agreement, dated as of May 19, 2022, by and between AIR and DevCo, and as further amended by this Amendment.
(b)
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(c)
Electronic Signatures. In order to expedite the transactions contemplated hereby, emailed or DocuSign signatures may be used in place of original signatures on this Amendment. The Parties intend to be bound by the signatures on any emailed or DocuSigned copy of this Amendment, are aware that the other Party will rely on the emailed or DocuSigned signatures, and hereby waive any defenses to the enforcement of the terms hereof based on the form of signature.
(d)
Applicable Law. This Amendment shall be subject to the provisions of Section 19(e) of the Master Leasing Agreement, which section is hereby incorporated by reference.

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IN WITNESS HEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

AIR:	APARTMENT INCOME REIT, L.P., a Delaware limited partnership By: AIR-GP, Inc., its general partner, a Delaware corporation
By: /s/ Lisa R. Cohn Name: Lisa R. Cohn Title: President and General Counsel_______

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[Signature Page to Amendment to Master Leasing Agreement]

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DevCo:	AIMCO DEVELOPMENT COMPANY, LLC, a Delaware limited liability company,
By: /s/ Jennifer Johnson Name: Jennifer Johnson Title: EVP, CAO and General Counsel_______

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[Signature Page to Amendment to Master Leasing Agreement]

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